Calculation of Filing Fee Tables
SF-3
Ally Auto Assets LLC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Asset-Backed Securities	Asset-Backed Notes	Other			$ 1,006,140,000.00	0.0001381	$ 138,947.93
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,006,140,000.00		$ 138,947.93
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 138,947.93
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) The prospectus to which this Exhibit is attached is a preliminary prospectus for the related offering. This table relates to the payment of registration fees in connection with the Registration Statement of which this prospectus is attached (No. 333-286053). (2) Estimated solely for the purpose of calculating the registration fee.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(b)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Ally Auto Assets LLC	S-3	333-131209	01/20/2006		$ 138,947.93	Asset-Backed Securities	Asset-Backed Notes	1,006,140,000	$ 1,006,140,000.00
Fee Offset Sources	2	Ally Auto Assets LLC	S-3	333-131209		03/30/2006						$ 532,967.50
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	A registration fee of $532,967.50 was previously paid in connection with the Registration Statement, corresponding to $3,481,172,436.32 of Asset-Backed Securities registered under the Registration Statement. Such amount was originally paid by Residential Asset Securities Corporation on March 30, 2006 contemporaneously with the filing of Amendment No. 3 to Form S-3 Registration Statement with Registration Number 333-131209. The Registrant has completed any offering that included the unsold Asset-Backed Securities thereunder.

Offset Note
[2]	A registration fee of $532,967.50 was previously paid in connection with the Registration Statement, corresponding to $3,481,172,436.32 of Asset-Backed Securities registered under the Registration Statement. Such amount was originally paid by Residential Asset Securities Corporation on March 30, 2006 contemporaneously with the filing of Amendment No. 3 to Form S-3 Registration Statement with Registration Number 333-131209. The Registrant has completed any offering that included the unsold Asset-Backed Securities thereunder.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A